1 Without prejudice Subject to contract Trui Hebbelinck c/o 20 Eastbourne Terrace London, W2 6LG 6 September 2024 Dear Trui I am writing to you with the proposals of LivaNova PLC (the “Company”) in connection with the termination of your employment on agreed terms. For the purpose of these proposals, the references to the Group mean the Company, its subsidiaries and subsidiary undertakings as at the Termination Date (as defined below) where “subsidiary” and “subsidiary undertaking” have the meanings given to them in the Companies Act 2006 (the “Group”). Any reference to any statute or statutory instrument in this letter agreement (the “Settlement Agreement”), including, but not limited to, the Companies Act 2006, the Employment Legislation (as defined below) and the legislation referred to in paragraph 16(d) shall be deemed to include any consolidation or re-enactment, modification or replacement of that statute or statutory instrument (whether that took place before or after the date of this Settlement Agreement). This Settlement Agreement is entered into by the Company for itself and as trustee for each member of the Group, and for those persons listed in paragraph 16(a) with the intention that each member of the Group or person will be entitled to enforce it directly against you. 1. Termination and Garden Leave (a) Your employment with the Company will come to an end on 30 September 2025 (the “Termination Date”), unless terminated earlier pursuant to the exercise by the Company of its rights under clause 17 of your service agreement dated 2 January 2019, as amended by this Settlement Agreement (the “Employment Agreement”). All of your entitlements in connection with your employment, whether or not under your Employment Agreement, will cease on the Termination Date (or, if you elect to terminate your Garden Leave Period earlier pursuant to paragraph (b), such earlier termination date), save as otherwise set out in this Settlement Agreement. (b) You will spend the period from and including 1 October 2024 (the “Garden Leave Commencement Date”) up to and including the Termination Date on garden leave (the “Garden Leave Period”), provided that the Garden Leave Period may be terminated earlier at your election by notifying the Company of your intention in writing. If you so elect to terminate the Garden Leave Period prior to the Termination Date, you will receive a payment in lieu of the balance of your entitlement to 12 months’ notice, which in accordance with clause 3.3.4 of the Employment Agreement will comprise a sum equivalent to the basic salary that you would have otherwise received (such payment, if applicable, the “Notice Payment”). (c) During the Garden Leave Period: (i) you will receive your normal remuneration (save that, as provided by the Employment Agreement you will not be eligible to earn and will not accrue any entitlement to any bonus or other short term incentive (other than the STI Payment, as defined below), and you will not be eligible to receive any new long term incentive awards (without

2 prejudice to the fact that any outstanding long term incentive awards will continue to vest subject to and in accordance with their terms) and benefits (including, without limitation, car allowance, pension contributions, healthcare and life insurance), less deductions made to comply with or to meet any liability of the Company to account for tax (including, without limitation, pursuant to regulations made under Chapter 2 of Part 11 of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”)) and to comply with any obligation to make a deduction in respect of social security contributions (including, without limitation, National Insurance contributions), in each case, in any jurisdiction (“PAYE Deductions”), in the normal way; and (ii) save as otherwise required by and/or agreed with the Company, you shall: (A) not carry out any of your normal duties; (B) not attend for work at the Company’s premises without the prior written consent of the CEO of the Company (the “CEO”), save to comply with paragraph 2(e) in relation to the return of your laptop computer and mobile telephone; (C) not contact or deal with (or attempt to contact or deal with) any consultant, client, customer, supplier, agent, distributor, shareholder, adviser or other business contact of the Company, the Group, or any member of the Group, except such persons and for such purposes as the CEO may approve in writing or otherwise for purely social purposes; (D) not transact any business on behalf of the Company, the Group, or any member of the Group, and if you are contacted by any supplier, customer, client or employee of the Company, the Group, or any Group Company (except for purely social purposes) on or prior to the Termination Date, you shall refer them to Michael Hutchinson; (E) not have any contact with any directors or any other employees of the Company or any member of the Group (except for purely social purposes) unless specifically authorised by the CEO to do so, or to comply with paragraph 2(e) in relation to the return of your laptop computer and mobile telephone; (F) not have access to the Company’s information (including information technology) systems; (G) take all accrued untaken holiday and notify the Company in advance of the dates on which you intend to take such holiday; and (H) as an employee of the Company, remain subject to your express and implied duties of good faith and fidelity, which such duties shall remain in full force and effect. (d) Without prejudice to your continuing obligations to the Company (including, without limitation, as referenced in paragraph 1(c)(ii)(H) above), and subject to the prior written consent from the CEO (such consent not to be unreasonably withheld), you may during the Garden Leave Period undertake up to two non-executive director appointments in organisations that, in the CEO’s opinion (acting reasonably) do not compete with the Company, the Group, or any member of the Group. (e) The Company will issue your P45 as soon as reasonably practicable after the Termination Date.

3 2. Pre-conditions (a) If you hold any trusteeships, directorships or other offices in the Group or relating to the Group’s business, you will, promptly upon request, and in any event prior to the Garden Leave Commencement Date, resign (without claim for compensation) from any and all such trusteeships, directorships or other offices, by signing separate letters to each relevant member of the Group and signing all other documentation required to give effect to such resignation under applicable law. (b) Subject to paragraph 2(e) in relation to the return of your laptop computer and mobile telephone, you will, before the Garden Leave Commencement Date, return all documents, equipment, information (however it is stored) and other property belonging to the Group or relating to any of its business, including any documents, emails and any other communications, which have been produced, stored or transmitted by you on devices which are not owned by, or under the control of, the Company or any other member of the Group, without you or anyone on your behalf retaining copies of such documents or extracts from them. Notwithstanding the foregoing, the Company hereby acknowledges and agrees, on its own behalf and on behalf of each member of the Group, that you will be entitled to retain: (i) your Employment Agreement, and any document governing the terms and conditions of your engagement (prior to the Garden Leave Commencement Date) by the Company or any other member of the Group in any trusteeship, directorship or other office; (ii) member booklets, member communications, policy documents, nomination of beneficiary forms, and similar documents governing the provision of your benefits of employment; (iii) copies of payslips, Forms P11D and P60, and other documents necessary to prepare the tax returns contemplated by paragraph 10(d); and (iv) the grant notices and award documents governing the terms the outstanding awards that you hold under the Company’s long term incentive plans, and the periodic award statements issued to you in relation to your outstanding awards, (the “Retained Documents”). To the extent that any Retained Documents are stored on your Company laptop computer and/or mobile telephone, the Company will provide you with reasonable assistance to enable the transfer of the same to any personal device belonging to you before the Garden Leave Commencement Date. (c) Save for the Retained Documents, you represent and warrant that you have not downloaded any information (however it is stored) belonging to the Group or relating to any of its business, onto any devices which are not owned by, or under the control of, the Company or any other member of the Group, save in the fulfilment of your obligations to the Company, and you will not do so. (d) You will not copy any of the Group’s software, or any information belonging to the Group or relating to any of its business, save in relation to the Retained Documents. (e) You will return to the Company the laptop computer, mobile telephone, any other electronic devices, and any equipment provided for purposes of home-working, in reasonable condition (fair wear and tear excepted) by no later than 3 October 2024. (f) You will provide before the Garden Leave Commencement Date all relevant login information (including passwords and access codes) in respect of any Company property, in accordance with clause 15.2(b) of the Employment Agreement.

4 (g) You will provide before the Garden Leave Commencement Date any company credit and fuel cards, keys, security passes, and identity badges. (h) You shall, if requested, provide the Company with a signed statement confirming that you have complied fully with your obligations under this paragraph 2 and shall provide such reasonable evidence of compliance as may be requested. 3. Payment Conditions (a) The payment by the Company of the STI Payment, the Ex Gratia Payment (as defined below) and the provision of the benefits contemplated by paragraphs 6 (Long Term Incentives), 7 (Legal costs), 8 (Outplacement counselling)and 10(d) (tax return preparation and filing support) are subject to the conditions that: (i) the Company has received a duly signed copy of this Settlement Agreement by 6pm BST on Friday 6 September 2024; (ii) the Company has received a duly completed certificate attached at Schedule 1 (Certificate of Adviser) 6pm BST on Friday 6 September 2024; (iii) the conditions in paragraph 17(a) (Reaffirmation Deed) are satisfied; (iv) the conditions in paragraph 2 (Pre-conditions) have been satisfied; (v) you have complied, and will continue to comply, with the terms of this Settlement Agreement and your Continuing Obligations (as defined below), and you will comply with the terms of the Reaffirmation Deed; and (vi) the representations and warranties in paragraphs 2 (c ) and 15 are true and correct, (together the “Payment Conditions”). (b) If any of the Payment Conditions have not been satisfied as at the due date for paying the STI Payment, the Ex Gratia Payment or for providing the benefits contemplated by paragraphs 6 (Long Term Incentives), 7 (Legal costs), 8 (Outplacement counselling) and 10(d) (tax return preparation and filing support), your entitlement to the STI Payment, the Ex Gratia Payment, and the relevant benefits, will lapse. (c) Without prejudice to any other rights which the Company may have, if any of the Payment Conditions have not been satisfied, either before or after the Termination Date (as the case may be), the Company will be entitled to recover in full the STI Payment and the Ex Gratia Payment from you immediately, but this Settlement Agreement will otherwise remain in full force and effect. (d) The Company will reimburse you in respect of any properly authorised and approved expenses specifically or generally authorised by the CEO or other properly authorised person, and wholly, properly and necessarily incurred by you on the business of any member of the Group on or before the Garden Leave Commencement Date (including, for the avoidance of doubt and without limitation, any travel expenses incurred by you in relation to work conducted on or before the Garden Leave Commencement Date) in accordance with the Company’s policies.

5 4. 2024 Short-Term Incentive award Subject to the Payment Conditions, the Company will pay to you £163,024 in respect of your 2024 Short-Term Incentive award, which has been calculated as on-target and pro rated up to but excluding the Garden Leave Commencement Date (the “STI Payment”), which will be paid, less PAYE Deductions, and less any sums due from you to the Group, in the normal way in the usual payroll run after the Garden Leave Commencement Date. 5. Ex gratia payment Subject to the Payment Conditions, the Company will pay to you an ex gratia payment of £232,000, less PAYE Deductions (the “Ex Gratia Payment”), in the usual payroll run after the Termination Date. 6. Long Term Incentives Subject to the Payment Conditions, the outstanding awards that you hold under the Company’s long term incentive plans will be treated in accordance with the rules set out in the relevant plans and award agreements (as amended from time to time), and will continue to vest subject to and in accordance with their terms up to and including the Termination Date (or, if you elect to terminate your Garden Leave Period earlier pursuant to paragraph 1(b), such earlier termination date). For the avoidance of doubt, any vesting of such awards is subject to your continued employment on the relevant vesting date (for the avoidance of doubt, including on 30 March 2025) and, in the case of your performance share units, on the satisfaction of the relevant performance conditions. All unvested awards will be forfeited on the Termination Date (or, if you elect to terminate your Garden Leave Period earlier pursuant to paragraph 1(b), such earlier termination date), in accordance with the rules of the relevant plans and award agreements. 7. Legal Costs (a) Subject to receipt by the Company of a duly signed copy of this Settlement Agreement and a duly completed certificate attached at Schedule 1 (Certificate of Adviser) by 6pm BST on Friday 6 September 2024, within 14 days of receipt of an invoice from the Adviser (as defined below) addressed to you (but marked payable by the Company), the Company will make a contribution of up to £24,500 plus VAT direct to your Adviser in respect of the reasonable legal fees incurred in obtaining advice on the terms and effect of this Settlement Agreement. (b) Subject to receipt by the Company of a duly signed copy of the Reaffirmation Deed and a duly completed certificate attached at Schedule 1 (Certificate of Adviser) by the time required by paragraph 17, within 14 days of receipt of an invoice from the Adviser addressed to you (but marked payable by the Company), the Company will make a contribution of up to £500 plus VAT direct to your Adviser in respect of the reasonable legal fees incurred in obtaining advice on the terms and effect of the Reaffirmation Deed. 8. Outplacement Counselling Subject to the Payment Conditions, the Company will bear the costs of outplacement counselling (including executive coaching) received by you in the period of 12 months after the Garden Leave Commencement Date, up to a maximum amount of £20,000 plus VAT. The Company will make such payment direct to the relevant provider upon receipt of a valid invoice for the services provided, addressed to you but stated to be payable by the Company, which is sent to the attention of Gian D’Agostaro, Vice President, Global Total Rewards and HR Analytics.

6 9. D&O Insurance For a period of 6 years from the Termination Date, the Company will maintain directors’ and officers’ insurance for your benefit in respect of those liabilities which you may have incurred as a director or officer of the Company or any member of the Group on the same terms as are provided to its directors and officers from time to time during such period. 10. Tax and National Insurance (a) The Company understands that the first £30,000 of the Ex Gratia Payment (being a termination award within section 402A(1) of ITEPA to the extent within the threshold given in section 403 of ITEPA) can be paid free of tax, although the Company gives no warranty to this effect. The balance of the Ex Gratia Payment (being a termination award within section 402A(1) of ITEPA to the extent exceeding the threshold given in section 403 of ITEPA) will be subject to PAYE Deductions. (b) Save for PAYE Deductions which the Company deducts or should have deducted at source, you will be responsible for all income taxes and employee National Insurance contributions which may be payable in respect of all payments, benefits and arrangements contained in this Settlement Agreement. You agree to indemnify the Company and all other members of the Group, and to keep them indemnified against such taxes and employee National Insurance contributions, as well as any related interest, charges, penalties and costs, except that this indemnity will not apply to PAYE Deductions deducted by the Company under the terms of this Settlement Agreement or any amounts owed by reason of the Company or any member of the Group’s default or delay or to the extent that it would otherwise be unlawful for the Company to seek such indemnity or indemnity payment from you. (c) If the approach to PAYE Deductions taken by the Company in this Settlement Agreement is challenged by any relevant authority, the Company will consult you before making any further payment in respect of income tax and employee National Insurance contributions for which you would be responsible under the indemnity you have given above. You will have the opportunity to dispute any assessment by a relevant authority at your own expense, and the Company will promptly give you reasonable access to documents to enable you to do so. (d) Subject to the Payment Conditions, the Company will, in respect of the United Kingdom tax years ending on 5 April 2024, 5 April 2025 and, unless you elect under paragraph 1(b) to terminate the Garden Leave Period earlier than 6 April 2025, in respect of the United Kingdom tax year ending on 5 April 2026 subject to a maximum aggregate amount of £3,000 plus VAT per United Kingdom tax year, and to the provision of VAT invoices and reasonable evidence of payment, reimburse you for the costs incurred in obtaining tax return preparation and filing support from a professional tax adviser. 11. Future Conduct (a) Subject always to paragraph 11(c) (and without prejudice to paragraph 12 (Restrictions)), you undertake that you will not provide information known to you as a result of your employment by the Company or its termination to, or otherwise assist any person or organisation to, make or continue any claim or proceedings against the Company or any member of the Group or any of its or their directors, employees or workers. (b) You undertake that, notwithstanding the termination of your employment, you will cooperate with the Company or any member of the Group by providing such reasonable assistance as may be required in the conduct of any internal investigation and/or the defence or prosecution of any current or future claim (including regulatory proceedings) that may be made against, or brought by, the Company or any member of the Group, where the Company or any member

7 of the Group considers that you have knowledge or information which is relevant to such matter. The provision of such assistance may include (but is not limited to) attending meetings, giving and signing statements and attending hearings and you will not, for the avoidance of doubt, be required to provide assistance pursuant to the terms of this paragraph 11(b) if doing so would put you in breach of any obligations that you may, at the relevant time, owe to a third party. The Company will reimburse you in respect of your reasonable cost of time spent and your out-of-pocket expenses (including reasonable legal fees, but for the avoidance of doubt excluding loss of earnings) incurred in providing any such assistance and will provide you with access to any such documentation reasonably necessary to provide such assistance. (c) For the avoidance of doubt nothing in this Settlement Agreement or the Employment Agreement precludes you or seeks to hinder you from: (i) making a protected disclosure in accordance with the provisions of the Employment Rights Act 1996; (ii) making any report or disclosure to any law enforcement authority (including the police) or any regulatory authority; (iii) assisting in any criminal investigation; (iv) making any disclosure where required by law or regulatory obligation; (v) making a disclosure for the purpose of representing yourself in any investigation/proceedings brought by your regulatory/professional body relating to matters arising from your employment; (vi) making a disclosure in compliance with an order of, or to give evidence to, a court or tribunal of competent jurisdiction; (vii) making any report or disclosure for the purpose of seeking tax, medical or other professional advice provided such individuals agree to keep the matters disclosed confidential; (viii) making a disclosure to HMRC; or (ix) responding to any untrue statement or comment about you that is made or published, or authorised to be made or published, by any director of the Company. 12. Restrictions (a) Without prejudice and subject to paragraph 11(c) above, you undertake to continue to observe clauses 15 (Confidentiality and Company documents), 16 (Inventions and other works) and 19 (Restrictions after termination) of the Employment Agreement (as amended by this Settlement Agreement), notwithstanding the termination of your employment (the “Continuing Obligations”). (b) Notwithstanding paragraph 12(a), you shall be released from your obligations in clauses 19.2(a), (b), (c), (e) and (f) of the Employment Agreement with immediate effect from the Termination Date, to the extent applicable during the Restricted Period (but not, for the avoidance of doubt, during the continuation of your employment). Save to the extent amended by this paragraph, clause 19 (Restrictions after termination) of the Employment Agreement shall remain in full force and effect in accordance with its terms.

8 13. Statements (a) In consideration of the promises contained in this paragraph, the Company and you agree that: (i) on receipt of a written request from a potential employer, the Company will provide a reference in the form that has been agreed with you and respond to any oral enquiries in a manner consistent with it; (ii) the Company will make an announcement in substantially the form of the draft that has been agreed with you, following the signing of this Settlement Agreement, provided that any wording relating to you will not change from the form of the draft agreed with you, and neither party will make any statement which is inconsistent with that announcement; (iii) without prejudice to paragraph 11(c), you will not make or publish any adverse, untrue or misleading statement or comment about the Group or anyone you know to be, or should reasonably know to be, its current officers and employees, or disparage, demean or defame the Company, the Group, or any member of the Group, their products, services or anyone you know to be, or should reasonably know to be, their current employees in any way, and you will not represent yourself as continuing to be employed by or connected with any member of the Group after the Termination Date (save in your capacity as a former employee of the Company and, to the extent relevant, a shareholder); and (iv) the directors of the Company will not make, publish, or authorise the making or publication of, any adverse, untrue or misleading statement or comment about you or disparage, demean or defame you. Further, the Company agrees to instruct those of its officers and employees who are aware of the terms of this Settlement Agreement not to make, publish, or authorise the making or publication of, any adverse, untrue or misleading statement or comment about you or to disparage, demean or defame you in any way, subject always, in relation to adverse comments, to the Company’s legal and regulatory obligations. 14. Secrecy (a) In consideration of the promises contained in this paragraph 14 (Secrecy), the Company and you agree that the existence and contents of the terms of this Settlement Agreement, the Reaffirmation Deed, the negotiations surrounding the terms, and the circumstances of your departure are strictly confidential and will not be disclosed, communicated or otherwise made public (except where the information has already been lawfully brought into the public domain): (i) by you, except to your spouse, civil partner, partner or other immediate family member or any medical professional or counsellor who is bound by an obligation of confidentiality, or a recruitment consultant or prospective employer where and to the extent necessary to discuss the circumstances in which your employment ended or, for the purpose of taking professional advice in connection with this Settlement Agreement and the Reaffirmation Deed or if you are required by law or regulatory obligations to do so. In particular, you agree not to disclose the terms of this Settlement Agreement to any employee of the Group, unless they have previously been made aware of such terms by the Company; or

9 (ii) by the Company, except for the purpose of taking professional advice in connection with this Settlement Agreement and the Reaffirmation Deed, or if required by law or regulatory obligations to do so (and you acknowledge and agree that the Company will be permitted to file a copy of this Settlement Agreement and the Reaffirmation Deed, and to refer to, or summarise, their respective terms in its SEC filings and other public documents to the extent it is required by law to do so) or in connection with the proper performance of the Group’s business. (b) You will instruct your immediate family and your Adviser to maintain the confidentiality of all aspects of this Settlement Agreement and the Reaffirmation Deed, and not to discuss, disclose or otherwise make use of the information contained in this Settlement Agreement or the Reaffirmation Deed to any third party, including any future clients of the Adviser. (c) You acknowledge that any breach by you (or your immediate family or your Adviser) of this paragraph 14 (Secrecy) will be a material breach of the Payment Conditions. 15. Warranties (a) In signing this Settlement Agreement you are representing, warranting and undertaking as a strict condition of this Settlement Agreement, and of payment by the Company of the STI Payment, the Ex Gratia Payment and the provision of the benefits contemplated by paragraphs 6 (Long Term Incentives), 7 (Legal costs), 8 (Outplacement counselling) and 10(d) (tax return preparation and filing support) that: (i) there are no circumstances of which you are aware or of which you ought reasonably to be aware that would amount to a repudiatory breach by you of any express or implied term of the Employment Agreement that would entitle (or would have entitled) the Company to lawfully terminate your employment without notice, or which, if occurring after the date of this Settlement Agreement, would constitute a material breach of any of its terms; (ii) without prejudice to paragraph 1(d), you are not and will not up to and including the Termination Date be employed by any person other than the Company or self- employed in any capacity; (iii) you are not aware of any claims or causes of action against any member of the Group by any third party of which the Company is not aware; and (iv) you have not commenced and, subject to paragraph 16(b), will not commence any action or issue any proceedings against the Company, any other member of the Group or any of their respective directors, officers or employees arising out of or in connection with your employment by the Company or its termination within the scope of paragraph 16(a). 16. Full and Final Settlement (a) Subject to paragraph (b), you accept the terms of this Settlement Agreement in full and final settlement of all (if any) claims of any nature which you have or may have against the Company and any other member of the Group and their respective directors, officers and employees arising out of or in connection with your employment by the Company and its termination, any Statutory Claim (as defined in paragraph 16(d)), whether such claims arise under English law or any other jurisdiction outside England, including any claim for injury to feelings or personal injury (save as set out at paragraph (b)(ii) below). We both acknowledge that it is our express intention, when entering into this Settlement Agreement, that it covers all such claims, whether known or unknown to one or other or neither or both of us, and whether

10 or not the factual or legal basis for the claim is known or could have been known to one or other or neither or both of us. Furthermore, you acknowledge that you have taken independent legal advice from Sharon Tan of Mishcon de Reya LLP (your “Adviser”) on the terms and effect of this Settlement Agreement, that you will be entering into it voluntarily, without reservation, and with the intention that it will be binding on you as a settlement agreement or otherwise, and that the conditions regulating settlement agreements under s203 Employment Rights Act 1996, s147 Equality Act 2010, s77 Sex Discrimination Act 1975, s72 Race Relations Act 1976, paragraph 2(2) of Schedule 3A Disability Discrimination Act 1995, regulation 35 Working Time Regulations 1998, s288 Trade Union and Labour Relations (Consolidation) Act 1992, regulation 9 Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000, regulation 10 Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, regulation 41 Transnational Information and Consultation of Employees Regulations 1999, paragraph 2(2) of schedule 4 Employment Equality (Religion or Belief) Regulations 2003, paragraph 2(2) of schedule 4 Employment Equality (Sexual Orientation) Regulations 2003, regulation 40 Information and Consultation of Employees Regulations 2004, paragraph 2 of Schedule 5 of the Employment Equality (Age) Regulations 2006, paragraph 13 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006, s49 National Minimum Wage Act 1998, regulation 62 of the Companies (Cross Border Mergers) Regulations 2007 and section 58(5) of the Pensions Act 2008 (collectively, the “Employment Legislation”) have been satisfied. (b) Paragraph 16(a) will not apply: (i) to your accrued entitlements under the Company’s pension scheme as at the Termination Date, in accordance with the rules of the Company’s pension scheme; (ii) to any claim for personal injury (other than any claim for injury to feelings or personal injury which may be made in any Employment Tribunal) of which you are not aware on the date of this Settlement Agreement; (iii) to any claim by you to enforce the terms of this Settlement Agreement and/or the Reaffirmation Deed; or (iv) in respect of the settlement of any of your long term incentive awards that vest subject to and in accordance with their terms, any claim by you to enforce the settlement terms of the plans and award agreements governing such awards. (c) In signing this Settlement Agreement, you are representing and warranting that: (i) you have instructed your Adviser to advise you whether you have, or may have, any Statutory Claim against the Company or any other member of the Group or their respective officers and employees arising out of or in connection with your employment by the Company or its termination; (ii) your Adviser has confirmed to you that they are a solicitor holding a current practising certificate and that there is in force a policy of insurance covering the risk of a claim by you in respect of any loss arising in consequence of their advice; (iii) your Adviser is a relevant independent Adviser for the purposes of each statute or statutory instrument in the Employment Legislation and an independent Adviser for the purposes of s147 Equality Act 2010;

11 (iv) you have provided your Adviser with whatever information is in your possession which your Adviser requires to advise you whether you have or may have any such Statutory Claim; (v) the only claims that you have or may have against the Company or any other member of the Group or their respective officers and employees arising out of or in connection with your employment by the Company or its termination are included in the definition of the Statutory Claims at paragraph 16(d) below (vi) your Adviser has advised you that, on the basis of the information available to your Adviser, you have no other claim against the Company or any other member of the Group or their respective directors, officers and employees; and (vii) as at the date of signing this Settlement Agreement, you are not aware of any facts or circumstances that could give rise to any claim for personal injury. (d) A “Statutory Claim” means any claim for, or relating to, unfair dismissal under section 111 of the Employment Rights Act 1996, the right to a written statement of reasons for dismissal, under section 93 of the Employment Rights Act 1996, a statutory redundancy payment under section 163 of the Employment Rights Act 1996, an unlawful deduction from wages or unlawful payment under section 23 of the Employment Rights Act 1996, unlawful detriment under section 48 of the Employment Rights Act 1996 or section 56 of the Pensions Act 2008, written employment particulars and itemised pay statements under section 11 of the Employment Rights Act 1996, guarantee payments under section 34 of the Employment Rights Act 1996, parental leave under section 80 of the Employment Rights Act 1996, a request for flexible working under section 80H of the Employment Rights Act 1996, time off work under sections 51, 57ZF, 57ZM, 63 and 63I of the Employment Rights Act 1996, daily rest, weekly rest, rest breaks, annual leave and holiday pay under regulation 30 of the Working Time Regulations 1998, equal pay or equality of terms under sections 120 and 127 of the Equality Act 2010, direct or indirect discrimination, harassment or victimisation related to sex, marital or civil partnership status, under section 120 of the Equality Act 2010, direct or indirect discrimination, harassment or victimisation related to race, disability, discrimination arising from disability, or failure to make adjustments, religion or belief, age, or sexual orientation under section 120 of the Equality Act 2010, less favourable treatment on the grounds of part- time status, under regulation 8 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, regulations 27 and 32 of the Transnational Information and Consultation of Employees Regulations 1999, regulations 29 and 33 of the Information and Consultation of Employees Regulations 2004, regulations 45 and 51 of the Companies (Cross- Border Mergers) Regulations 2007, sections 68A, 87, 137, 145A, 145B, 146, 168, 168A, 169, 170, 174 and 192 of the Trade Union and Labour Relations (Consolidation) Act 1992, the obligations to elect appropriate representatives or any entitlement to compensation, under the Transfer of Undertakings (Protection of Employment) Regulations 2006, the right to be accompanied under section 11 of the Employment Relations Act 1999, harassment under the Protection from Harassment Act 1997, failure to comply with obligations under the Human Rights Act 1998, suffering damage or distress under section 13 of the Data Protection Act 1998, or for failure to comply with obligations under the Data Protection Act 1998, the Data Protection Act 2018, the General Data Protection Regulation ((EU) 2016/679) as it has effect in EU law, or the UK GDPR as defined in section 3(10) and section 205(4) of the Data Protection Act 2018, the United Kingdom’s membership of or withdrawal from the European Union, including but not limited to any claim arising under EU treaties or EU legislation as given effect in England and Wales until 11pm on 31 December 2020, and any claim under the European Union (Withdrawal) Act 2018, the European Union (Withdrawal Agreement) Act 2020 or the European Union (Future Relationship) Act 2020 and arising under retained EU law as defined in section 6(7) of the European Union (Withdrawal) Act 2018.

12 (e) You acknowledge that the Company and the Group are relying on paragraphs 16(a) and 16(c) in deciding to enter into this Settlement Agreement. If you breach either of these paragraphs and a judgment or order is made against any member of the Group, you acknowledge that it will have a claim against you for damages of not less than the judgment or order. (f) In the event of you commencing any action or issuing or pursuing any proceedings in breach of this Settlement Agreement, you shall indemnify the Company, each member of the Group and their officers or employees in respect of any award or judgment and the legal costs of defending such proceedings, and such part of the STI Payment and Ex Gratia Payment as is equivalent to the amount of such costs, award or judgment shall become immediately repayable to the Company or the relevant member of the Group as a debt. 17. Reaffirmation Deed (a) On or before 5pm BST on Thursday 25 September 2025 (or, if earlier, 5pm on the date falling five calendar days before the earlier termination date if you elect to terminate your Garden Leave Period earlier pursuant to paragraph 1(b)), you will: (i) deliver a signed but undated copy of the Reaffirmation Deed; and (ii) procure that a signed but undated copy of a certificate in the form attached as Schedule 1 is delivered by the Adviser (or another relevant independent adviser within the meaning of the Employment Legislation), to Melissa Reid (mreid@cgsh.com) and Dan Tierney (dtierney@cgsh.com) of Cleary Gottlieb Steen & Hamilton LLP, accompanied by an irrevocable instruction and authorisation from you to date the Reaffirmation Deed, and from the Adviser (or other relevant independent adviser) to date such certificate, without further instruction, as of the Termination Date. (b) The Company’s obligations under this Settlement Agreement are subject to and conditional upon your compliance with paragraph 17(a). 18. Entire Agreement This Settlement Agreement, together with the Reaffirmation Deed and the plans and award agreements governing the terms of your long term incentive awards, constitute the entire agreement and understanding between the parties in relation to the termination of your employment by the Company. The Company or any other member of the Group will have no liability or remedy in tort against it in respect of any representation, warranty or other statement (other than those contained in this Settlement Agreement and the Reaffirmation Deed) being false, inaccurate or incomplete unless it was made fraudulently. You acknowledge that you are not entering into this Settlement Agreement, and will not be entering into the Reaffirmation Deed, in reliance on any representation, warranty or undertaking which is not contained in this Settlement Agreement or the Reaffirmation Deed, as applicable. 19. Applicable Law and Jurisdiction This Settlement Agreement will be construed in accordance with English law and the parties irrevocably submit to the exclusive jurisdiction of the English courts to settle any disputes which may arise in connection with this Settlement Agreement. If these proposals are acceptable, would you please confirm your acceptance by signing and returning the enclosed copy of this Settlement Agreement to me. In doing so you will be confirming that you

13 have complied with the conditions in paragraph 2 (Pre-conditions) and are able to give the representations and warranties in paragraphs 2 (c ) and 15 (Warranties). After the parties have duly signed this Settlement Agreement and the duly signed Settlement Agreement has been received by us, together with the certificate attached at Schedule 1 (Certificate of Adviser) duly signed and dated, the Settlement Agreement will be binding and the “Without Prejudice” label will cease to apply. This Settlement Agreement may be executed and delivered in any number of counterparts, each of which, when executed, shall constitute a duplicate original, but all the counterparts together constitute the one Settlement Agreement. Yours sincerely /s/ Vladamir Makatsaria Director For and on behalf of LivaNova PLC I accept these proposals and agree to the terms and conditions of the Settlement Agreement. I further confirm that I have discussed with my Adviser my continuing ability to make the disclosures set out in paragraph 11(c). Signed: /s/ Trui Hebbelinck Dated: September 7, 2024